Exhibit 99.1

WASTE CONNECTIONS REPORTS FOURTH QUARTER 2023 RESULTS AND PROVIDES 2024 OUTLOOK

Fourth Quarter Highlights

-	Revenue of $2.036 billion, up 8.9% year over year
-	Net income(a) of $126.8 million, and adjusted EBITDA(b) of $656.0 million, up 16.4% year over year
-	Adjusted EBITDA(b) margin of 32.2% of revenue, up 200 basis points year over year
-	Momentum from accelerating margin expansion and acquisition activity sets up 2024 for outsized growth

Full Year 2023 Highlights

-	Revenue of $8.022 billion, up 11.2% year over year
-	Net income of $762.8 million, and adjusted net income(b) of $1.081 billion
-	Adjusted EBITDA(b) of $2.523 billion, up 13.6%, and 31.5% of revenue, up 70 basis points year over year
-	Net cash provided by operating activities of $2.127 billion and adjusted free cash flow(b) of $1.224 billion
-	Completes acquisitions with approximately $215 million of total annualized revenue in 2023

Expectations for 2024

-	Adjusted EBITDA growth of over 13%
-	Outsized adjusted EBITDA(b) margin expansion of 120 basis points, or 32.7%
-	Revenue contribution of approximately 4% from acquisitions already completed
-	Additional acquisitions, further increases in values for recovered commodities or reduction of inflationary pressures to provide upside to 2024 outlook

TORONTO, ONTARIO, February 13, 2024 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the fourth quarter of 2023 and outlook for 2024.

“Adjusted EBITDA(b) margin expansion of 200 basis points in Q4 capped off a remarkable year for Waste Connections, driven by solid execution and continued improvement in operating trends.  Solid waste organic growth led by 8.7% core pricing was bolstered by improvements in commodity-driven revenues during the quarter, providing momentum for 2024.  Acquisition activity also accelerated into year-end, as we announced the acquisition of the $225 million (US$) revenue E&P waste disposal-oriented assets of Secure Energy in Western Canada, which closed February 1st, bringing expected 2024 acquisition revenue contribution to approximately $325 million, with dialogue ongoing,” said Ronald J. Mittelstaedt, President and Chief Executive Officer.

“Looking at our differentiated results during the full year 2023, we delivered 70 basis points adjusted EBITDA(b)  margin expansion after overcoming 60 basis points in headwinds from recovered commodity values to report industry-leading margin of 31.5%.  Double-digit growth in both revenue and adjusted EBITDA(b) from price-led organic solid waste growth and outsized acquisition contribution, along with disciplined execution and focus on quality of revenue, drove adjusted free cash flow(b) of $1.224 billion, or 15.3% of revenue,” added Mr. Mittelstaedt.  “Moreover, both employee turnover and safety incident rates exited 2023 at multi-year lows, setting up 2024 for continued improvement in trends, along with the opportunity for outsized margin expansion.”

Mr. Mittelstatedt concluded, “We are extremely pleased by our 2023 results and our positioning for outsized growth in 2024.  We applaud the resilience of our 23,000 dedicated employees who enabled us to deliver on our commitments and once again drive industry-leading results.  Their efforts have already positioned us for 120 basis points adjusted EBITDA(b) margin expansion  in 2024 on approaching double-digit revenue growth, with upside from continued improvement in recovered commodity values or inflationary pressures, as well as any additional acquisition activity.”

Q4 2023 Results

Revenue in the fourth quarter totaled $2.036 billion, up from $1.869 billion in the year ago period.  Operating income was $224.5 million, which included $169.6 million in impairments primarily associated with adjustments to landfill closure and post-closure costs and $2.9 million primarily associated with transaction-related expenses.  This compares to operating income of $312.0 million in the fourth quarter of 2022, which included $4.7 million primarily in transaction-related expenses.  Net income in the fourth quarter was $126.8 million, or $0.49 per share on a diluted basis of 258.3 million shares. In the year ago period, the Company reported net income of $194.4 million, or $0.75 per share on a diluted basis of 258.0 million shares.

Adjusted net income(b) in the fourth quarter was $285.5 million, or $1.11 per diluted share, up from $229.8 million, or $0.89 per diluted share, in the prior year period.  Adjusted EBITDA(b) in the fourth quarter was $656.0 million, as compared to $563.6 million in the prior year period.  Adjusted net income, adjusted net income per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude impairments and transaction-related items, as reflected in the detailed reconciliations in the attached tables.

Full Year 2023 Results

For the year ended December 31, 2023, revenue was $8.022 billion, up from $7.212 billion in the year ago period.  Operating income was $1.236 billion, which included $238.8 million primarily related to adjustments associated with landfill closure and post-closure costs and other impairments, $10.7 million associated with transaction-related expenses and $14.4 million primarily related to executive separation costs and fair value changes to equity awards.  In the year ago period, operating income was $1.242 billion, which included $43.2 million primarily attributable to transaction-related expenses and impairments and other operating items.

Net income for the year ended December 31, 2023 was $762.8 million, or $2.95 per share on a diluted basis of 258.1 million shares.  In the year ago period, the Company reported net income of $835.7 million, or $3.24 per share on a diluted basis of 258.0 million shares.

Adjusted net income(b) for the year ended December 31, 2023 was $1.081 billion, or $4.19 per diluted share, as compared to $985.3 million, or $3.82 per diluted share, in the year ago period. Adjusted EBITDA(b) for the year ended December 31, 2023 was $2.523 billion, up from $2.221 billion in the prior year period.

2024 Outlook

Waste Connections also announced its outlook for 2024, which assumes no change in the current economic environment.  The Company’s outlook excludes any impact from additional acquisitions that may close during the year, and expensing of transaction-related items.  The outlook provided below is forward looking, and actual results may differ materially depending on risks and uncertainties detailed at the end of this release and in our periodic filings with the U.S. Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. Certain components of the outlook for 2024 are subject to quarterly fluctuations.  See reconciliations in the attached tables.

-	Revenue is estimated at approximately $8.750 billion;
-	Net income is estimated at approximately $1.096 billion;
-	Adjusted EBITDA(b) is estimated at approximately $2.860 billion and 32.7% of revenue, up 120 basis points year over year;
-	Net cash provided by operating activities is estimated at approximately $2.350 billion;
-	Capital expenditures are estimated at $1.150 billion, including $150 million for Renewable Natural Gas (RNG) facilities; and
-	Adjusted free cash flow(b) is estimated at $1.200 billion, including $150 million in RNG-related capex and $75 million in closure-related outlays at the Chiquita Canyon Landfill; adjusted free cash flow(b) normalized for RNG and Chiquita outlays is estimated at $1.425 billion.

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(a) All references to "Net income" refer to the financial statement line item "Net income attributable to Waste Connections".

(b) A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Q4 2023 Earnings Conference Call

Waste Connections will be hosting a conference call related to fourth quarter earnings on February 14th at 8:30 A.M. Eastern Time.  A live audio webcast of the conference call can be accessed by visiting investors.wasteconnections.com and selecting “News & Events” from the website menu. Alternatively, conference call participants can preregister by clicking here.  Registered participants will receive dial-in instructions and a personalized code for entry to the conference call.  A replay of the conference call will be available until February 21, 2024, by calling 877-344-7529 (within North America) or 412-317-0088 (international) and entering Passcode #4262752.

Waste Connections will be filing a Form 8-K on EDGAR and on SEDAR (as an "Other" document) prior to markets opening on February 14th, providing the Company's first quarter 2024 outlook for revenue, price plus volume growth for solid waste, and adjusted EBITDA(b).

About Waste Connections

Waste Connections (wasteconnections.com) is an integrated solid waste services company that provides non-hazardous waste collection, transfer and disposal services, including by rail, along with resource recovery primarily through recycling and renewable fuels generation. The Company serves approximately nine million residential, commercial and industrial customers in mostly exclusive and secondary markets across 44 states in the U.S. and six provinces in Canada. Waste Connections also provides non-hazardous oilfield waste treatment, recovery and disposal services in several basins across the U.S. and Canada, as well as intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections views its Environmental, Social and Governance (“ESG”) efforts as integral to its business, with initiatives consistent with its objective of long-term value creation and focused on reducing emissions, increasing resource recovery of both recyclable commodities and clean energy fuels, reducing reliance on off-site disposal for landfill leachate, further improving safety and enhancing employee engagement. Visit wasteconnections.com/sustainability for more information and updates on our progress towards targeted achievement.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 ("PSLRA"), including "forward-looking information" within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections' current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words "may," "might," "believes," "thinks," "expects," "estimate," "continue," "intends" or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2024 financial results, outlook and related assumptions, and potential acquisition activity. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company's filings with the SEC and the securities commissions or similar regulatory authorities in Canada.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Mary Anne Whitney / (832) 442-2253Joe Box / (832) 442-2153

maryannew@wasteconnections.com joe.box@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee AND TWELVE months ended DECEMBER 31, 2022 and 2023

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

		Three months ended December 31,						Twelve months ended December 31,
		2022			2023			2022			2023

Revenues			$1,869,302			$2,035,609			$7,211,859			$8,021,951
Operating expenses:
Cost of operations			1,137,973			1,195,620			4,336,012			4,744,513
Selling, general and administrative			177,763			192,752			696,467			799,119
Depreciation			201,111			213,291			763,285			845,638
Amortization of intangibles			41,719			39,833			155,675			157,573
Impairments and other operating items			(1,237)			169,595			18,230			238,796
Operating income			311,973			224,518			1,242,190			1,236,312

Interest expense			(64,766)			(69,728)			(202,331)			(274,642)
Interest income			3,376			2,464			5,950			9,350
Other income, net			781			4,135			3,154			12,481
Income before income tax provision			251,364			161,389			1,048,963			983,501

Income tax provision			(57,063)			(34,760)			(212,962)			(220,675)
Net income			194,301			126,629			836,001			762,826
Plus/(less): Net loss (income) attributable to noncontrolling interests			51			124			(339)			(26)
Net income attributable to Waste Connections			$194,352			$126,753			$835,662			$762,800

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic			$0.76			$0.49			$3.25			$2.96

Diluted			$0.75			$0.49			$3.24			$2.95

Shares used in the per share calculations:
Basic			257,219,843			257,636,137			257,383,578			257,551,129
Diluted			257,974,749			258,303,370			258,038,801			258,149,244

Cash dividends per common share			$0.255			$0.285			$0.945			$1.05

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2022	December 31, 2023
ASSETS
Current assets:
Cash and equivalents	$78,637	$78,399
Accounts receivable, net of allowance for credit losses of $22,939 and $23,553 at December 31, 2022 and 2023, respectively	833,862	856,953
Prepaid expenses and other current assets	205,146	206,433
Total current assets	1,117,645	1,141,785

Restricted cash	102,727	105,639
Restricted investments	68,099	70,350
Property and equipment, net	6,950,915	7,228,331
Operating lease right-of-use assets	192,506	261,782
Goodwill	6,902,297	7,404,400
Intangible assets, net	1,673,917	1,603,541
Other assets, net	126,497	100,048
Total assets	$17,134,603	$17,915,876
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$638,728	$642,455
Book overdraft	15,645	14,855
Deferred revenue	325,002	355,203
Accrued liabilities	431,247	521,428
Current portion of operating lease liabilities	35,170	32,533
Current portion of contingent consideration	60,092	94,996
Current portion of long-term debt and notes payable	6,759	26,462
Total current liabilities	1,512,643	1,687,932

Long-term portion of debt and notes payable	6,890,149	6,724,771
Long-term portion of operating lease liabilities	165,462	238,440
Long-term portion of contingent consideration	21,323	20,034
Deferred income taxes	1,013,742	1,022,480
Other long-term liabilities	417,640	524,438
Total liabilities	10,020,959	10,218,095
Commitments and contingencies
Equity:
Common shares: 257,211,175 shares issued and 257,145,716 shares outstanding at December 31, 2022; 257,659,921 shares issued and 257,600,479 shares outstanding at December 31, 2023	3,271,958	3,276,661
Additional paid-in capital	244,076	284,284
Accumulated other comprehensive loss	(56,830)	(9,826)
Treasury shares: 65,459 and 59,442 shares at December 31, 2022 and 2023, respectively	-	-
Retained earnings	3,649,494	4,141,690
Total Waste Connections’ equity	7,108,698	7,692,809
Noncontrolling interest in subsidiaries	4,946	4,972
Total equity	7,113,644	7,697,781
Total liabilities and equity	$17,134,603	$17,915,876

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

Twelve months ended december 31, 2022 and 2023

(Unaudited)

(in thousands of U.S. dollars)

	Twelve months ended December 31,
	2022	2023
Cash flows from operating activities:
Net income	$836,001	$762,826
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets and impairments	9,519	38,877
Adjustment to closure and post-closure liabilities	-	159,547
Depreciation	763,285	845,638
Amortization of intangibles	155,675	157,573
Deferred income taxes, net of acquisitions	93,481	6,329
Current period provision for expected credit losses	17,353	17,430
Amortization of debt issuance costs	5,454	6,483
Share-based compensation	63,485	70,436
Interest accretion	17,668	22,720
Payment of contingent consideration recorded in earnings	(2,982)	-
Adjustments to contingent consideration	(1,030)	30,367
Other	(8,217)	(3,943)
Net change in operating assets and liabilities, net of acquisitions	72,800	12,534
Net cash provided by operating activities	2,022,492	2,126,817

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(2,206,901)	(676,793)
Capital expenditures for property and equipment	(912,677)	(934,000)
Proceeds from disposal of assets	30,676	31,581
Other	1,731	(1,867)
Net cash used in investing activities	(3,087,171)	(1,581,079)

Cash flows from financing activities:
Proceeds from long-term debt	4,816,146	1,818,765
Principal payments on notes payable and long-term debt	(3,073,985)	(2,052,153)
Payment of contingent consideration recorded at acquisition date	(16,911)	(13,317)
Change in book overdraft	(1,076)	(790)
Payments for repurchase of common shares	(424,999)	-
Payments for cash dividends	(243,013)	(270,604)
Tax withholdings related to net share settlements of equity-based compensation	(18,358)	(31,009)
Debt issuance costs	(13,271)	-
Proceeds from issuance of shares under employee share purchase plan	3,270	3,909
Proceeds from sale of common shares held in trust	660	794
Net cash provided by (used in) financing activities	1,028,463	(544,405)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,035)	1,341

Net increase (decrease) in cash, cash equivalents and restricted cash	(38,251)	2,674
Cash, cash equivalents and restricted cash at beginning of year	219,615	181,364
Cash, cash equivalents and restricted cash at end of year	$181,364	$184,038

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth:  The following table reflects a breakdown of the components of our solid waste internal growth for the three and twelve month periods ended December 31, 2023:

	Three months ended December 31, 2023	Twelve months ended December 31, 2023
Core Price	8.7%	9.5%
Surcharges	(0.8%)	(0.5%)
Volume	(2.3%)	(2.0%)
Recycling	0.8%	(0.8%)
Foreign Exchange Impact	(0.1%)	(0.5%)
Total	6.3%	5.7%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended December 31, 2022 and 2023:

	Three months ended December 31, 2022
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,385,682	$(6,093)	$1,379,589	73.8%
Solid Waste Disposal and Transfer	619,176	(254,381)	364,795	19.5%
Solid Waste Recycling	26,031	(496)	25,535	1.4%
E&P Waste Treatment, Recovery and Disposal	55,857	(3,296)	52,561	2.8%
Intermodal and Other	48,865	(2,043)	46,822	2.5%
Total	$2,135,611	$(266,309)	$1,869,302	100.0%

	Three months ended December 31, 2023
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,501,882	$(4,220)	$1,497,662	73.6%
Solid Waste Disposal and Transfer	672,318	(279,231)	393,087	19.3%
Solid Waste Recycling	41,316	(1,462)	39,854	2.0%
E&P Waste Treatment, Recovery and Disposal	59,780	(3,677)	56,103	2.7%
Intermodal and Other	49,066	(163)	48,903	2.4%
Total	$2,324,362	$(288,753)	$2,035,609	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three and twelve month periods ended December 31, 2022 and 2023:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2023	2022	2023
Acquisitions, net	$149,994	$51,011	$552,001	$407,313

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and twelve month periods ended December 31, 2022 and 2023:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2023	2022	2023
Cash Interest Paid	$58,883	$69,868	$177,424	$260,923
Cash Taxes Paid	46,556	81,470	100,156	207,020

Debt to Book Capitalization as of December 31, 2023: 47%

Internalization for the three months ended December 31, 2023: 55%

Days Sales Outstanding for the three months ended December 31, 2023: 39 (23 net of deferred revenue)

Share Information for the three months ended December 31, 2023:

Basic shares outstanding	257,636,138
Dilutive effect of equity-based awards	667,232
Diluted shares outstanding	258,303,370

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry.  Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus or minus net income (loss) attributable to noncontrolling interests, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income, plus loss on early extinguishment of debt.  Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted EBITDA differently.

	Three months ended December 31,		Twelve months ended December 31,
	2022	2023	2022	2023
Net income attributable to Waste Connections	$194,352	$126,753	$835,662	$762,800
Plus/(Less): Net income (loss) attributable to noncontrolling interests	(51)	(124)	339	26
Plus: Income tax provision	57,063	34,760	212,962	220,675
Plus: Interest expense	64,766	69,728	202,331	274,642
Less: Interest income	(3,376)	(2,464)	(5,950)	(9,350)
Plus: Depreciation and amortization	242,830	253,124	918,960	1,003,211
Plus: Closure and post-closure accretion	4,105	5,909	16,253	19,605
Plus/(Less): Impairments and other operating items	(1,237)	169,595	18,230	238,796
Less: Other income, net	(781)	(4,135)	(3,154)	(12,481)
Adjustments:
Plus: Transaction-related expenses(a)	6,239	3,639	24,933	10,653
Plus/(Less): Fair value changes to equity awards(b)	(263)	(1,791)	86	(1,726)
Plus: Executive separation costs(c)	-	1,042	-	16,105
Adjusted EBITDA	$563,647	$656,036	$2,220,652	$2,522,956

As % of revenues	30.2%	32.2%	30.8%	31.5%

____________________________

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects fair value accounting changes associated with certain equity awards.
(c)	Reflects the cash and non-cash components of severance expense associated with an executive departure.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a liquidity measure in the solid waste industry.  Waste Connections calculates adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment and periodic distributions to noncontrolling interests.  Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to evaluate the liquidity of its business operations.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Other companies may calculate adjusted free cash flow differently.

	Twelve months ended December 31,
	2022	2023
Net cash provided by operating activities	$2,022,492	$2,126,817
Less: Change in book overdraft	(1,076)	(790)
Plus: Proceeds from disposal of assets	30,676	31,581
Less: Capital expenditures for property and equipment	(912,677)	(934,000)
Adjustments:
Payment of contingent consideration recorded in earnings(a)	2,982	-
Cash received for divestitures(b)	(5,671)	(6,194)
Transaction-related expenses(c)	30,825	5,519
Executive separation costs (d)	-	1,686
Pre-existing Progressive Waste share-based grants(e)	286	1,285
Tax effect(f)	(2,993)	(1,772)
Adjusted free cash flow	$1,164,844	$1,224,132

As % of revenues	16.2%	15.3%

___________________________

(a)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(b)	Reflects the elimination of cash received in conjunction with the divestiture of certain operations.
(c)	Reflects the addback of acquisition-related transaction costs and in 2022, the settlement of an acquired tax liability.
(d)	Reflects the cash component of severance expense associated with an executive departure.
(e)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards during the period.
(f)	The aggregate tax effect of footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry.  Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods.  Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations.  Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate these non-GAAP financial measures differently.

	Three months ended December 31,		Twelve months ended December 31,
	2022	2023	2022	2023
Reported net income attributable to Waste Connections	$194,352	$126,753	$835,662	$762,800
Adjustments:
Amortization of intangibles(a)	41,719	39,833	155,675	157,573
Impairments and other operating items(b)	(1,237)	169,595	18,230	238,796
Transaction-related expenses(c)	6,239	3,639	24,933	10,653
Fair value changes to equity awards(d)	(263)	(1,791)	86	(1,726)
Executive separation costs(e)	-	1,042	-	16,105
Tax effect(f)	(11,053)	(53,592)	(49,312)	(102,948)
Adjusted net income attributable to Waste Connections	$229,757	$285,479	$985,274	$1,081,253
Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$0.75	$0.49	$3.24	$2.95
Adjusted net income	$0.89	$1.11	$3.82	$4.19

____________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects adjustments for impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects fair value accounting changes associated with certain equity awards.
(e)	Reflects the cash and non-cash components of severance expense associated with an executive departure.
(f)	The aggregate tax effect of the adjustments in footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.

2024 OUTLOOK

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

	2024 Outlook

	Estimates	Observation
Net income attributable to Waste Connections	$1,096,000
Plus: Income tax provision	336,000	Approximate 23.5% effective rate
Plus: Interest expense, net	280,000
Plus: Depreciation and Depletion	948,000	Approximately 10.8% of revenue
Plus: Amortization	172,000	Approximately 2.0% of revenue
Plus: Closure and post-closure accretion	28,000
Adjusted EBITDA	$2,860,000	Approximately 32.7% of revenue

Reconciliation of Adjusted Free Cash Flow:

2024 Outlook Estimates
Net cash provided by operating activities(a)	$2,350,000
Less: Capital expenditures(b)	(1,150,000)
Adjusted free cash flow	$1,200,000

(a)	Net cash provided by operating activities includes $75 million in closure-related outlays at the Chiquita Canyon Landfill.
(b)	Capital expenditures of $1.150 billion includes $150 million associated with renewable natural gas facilities.